UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 7, 2025

GOAL Acquisitions Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40026	85-3660880
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12600 Hill Country Blvd, Building R, Suite 275 Bee Cave, Texas	78738
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 717-7678

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Units, each consisting of one share of common stock and one redeemable warrant	PUCKU	OTC Pink
Common stock, par value $0.0001 per share	PUCK	OTC Pink
Redeemable warrants exercisable for shares of common stock at an exercise price of $11.50 per share	PUCKW	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 7, 2025, stockholders of Goal Acquisitions Corp. (the “Company”) approved an amendment (the “Trust Agreement Amendment”) to the Investment Management Trust Agreement, dated February 10, 2021, by and between the Company and Continental Stock Transfer & Trust Company (“Continental”) (the “Trust Agreement”), to change the date on which Continental must commence liquidation of the amount on deposit in the trust account (the “Trust Account”) established in connection with the Company’s initial public offering from May 8, 2025 to February 8, 2026 (the “New Termination Date”).

The foregoing description of the Trust Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to 10.1 which is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 7, 2025, the Company’s stockholders also approved an amendment (the “Charter Amendment”) to the Amended and Restated Certificate of Incorporation of the Company (the “Charter”) to (i) extend the initial period of time by which the Company has to consummate an initial business combination to the New Termination Date and (ii) make other administrative and technical changes in the Charter in connection with the New Termination Date, in each case, pursuant to an amendment in the form set forth in Annex A of the proxy statement. The Company filed the Charter Amendment with the Secretary of State of the State of Delaware on May 7, 2025.

The foregoing description of the Charter Amendment does not purport to be complete and is qualified in its entirety by reference to Exhibit 3.1 which is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Special Meeting, the following proposals were considered and acted upon by the stockholders of the Company: (a) a proposal to approve the Charter Amendment (the “Charter Amendment Proposal”); (b) a proposal to approve the Trust Agreement Amendment (the “Trust Amendment Proposal” and together with the Charter Amendment Proposal, the “Amendment Proposals”); and (c) a proposal to approve the adjournment of the Special Meeting from time to time to solicit additional proxies in favor of the Amendment Proposals or if otherwise determined by the chairperson of the Special Meeting to be necessary or appropriate (the “Adjournment Proposal”).

On April 16, 2025, the record date for the Special Meeting, there were 7,459,267 shares of common stock of the Company entitled to be voted at the Special Meeting. At the Special Meeting, 6,791,223 shares of common stock of the Company, or 91.0% of the shares entitled to vote at the Special Meeting, were represented in person or by proxy. The number of votes cast for or against, as well as the number of abstentions as to each proposal, are set forth below.

1. Charter Amendment Proposal

Votes For	Votes Against	Abstentions
6,790,769	454	0

Accordingly, the Charter Amendment Proposal was approved.

2. Trust Amendment Proposal

Votes For	Votes Against	Abstentions
6,790,769	454	0

Accordingly, the Early Termination Trust Amendment Proposal was approved.

3. Adjournment Proposal

Votes For	Votes Against	Abstentions
6,790,769	454	0

Accordingly, the Adjournment Proposal was approved.

Item 8.01.	Other Events.

In connection with the stockholders’ approval and implementation of the Charter Amendment Proposal, the holders of 105,054 Public Shares exercised their right to redeem their shares for cash at a redemption price of approximately $11.13 per share, for an aggregate redemption amount of approximately $1,169,710.02. Following such redemptions, 67,963 Public Shares remain outstanding and the Company expects to have approximately $756,725.13 remaining in the Trust Account.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
3.1	Amendment to the Amended and Restated Certificate of Incorporation of Goal Acquisitions Corp. dated May 7, 2025
10.1	Amendment to the Investment Management Trust Agreement, dated as of February 10, 2021, between Goal Acquisitions Corp. and Continental Stock Transfer & Trust Company dated May 7, 2025
104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2025

Goal Acquisitions Corp.

By:	/s/ William T. Duffy
Name:	William T. Duffy
Title:	Chief Financial Officer and Chief Operating Officer